PROMISSORY NOTE

$2,769,775.00     Dallas, Dallas County, TexasNovember 25, 1996

           FOR VALUE RECEIVED, American Industrial Properties REIT, Inc., a Maryland corporation ("Maker") promises to pay to the order of USAA Real Estate Company ("Lender"), a Delaware corporation, whose address is 8000 Robert F. McDermott Freeway,
IH-10 West, Suite 600, San Antonio, Texas 78230-3884, at said address or such other address as may be designated in writing by the holder hereof from time to time, the principal sum of TWO MILLION SEVEN HUNDRED SIXTY-NINE THOUSAND SEVEN HUNDRED SEVENTY FIVE AND NO/100 Dollars ($2,769,775.00), together with interest on said principal, (i) from the date hereof through and including the date sixty days from the date hereof, at a fixed rate equal to nine percent (9%) per annum, and (i) thereafter, at a fixed rate equal to seventeen percent (17%) per annum; provided, however, that in no event shall such rate exceed the maximum legal rate of interest (the "Maximum Rate") permitted by the applicable laws of the State of Texas or the United States of America, whichever shall permit the higher lawful rate, and as to which Maker could not successfully assert a claim or defense of usury, and to the extent that the Maximum Rate is determined by reference to the laws of the State of Texas, the Maximum Rate shall be determined by reference to the indicated rate ceiling (as defined and described in Texas Revised Civil Statutes,
Article 5069-1.04, as amended) at the applicable time in effect.

           ALL OUTSTANDING PRINCIPAL OF THIS NOTE AND ALL ACCRUED AND UNPAID INTEREST HEREUNDER SHALL BE DUE AND PAYABLE ON DEMAND, OR IF NO DEMAND IS MADE, THE DATE 120 DAYS FROM THE DATE HEREOF. In the absence of a demand, accrued and unpaid interest shall be payable on the twentieth (20th) day of each month. In the event the lawsuit styled American Industrial Properties REIT v. Pure World, Inc., et al, is settled in accordance with the Settlement Agreement dated November 25, 1996 attached hereto as Exhibit A, this Note may be prepaid, in whole or in part, at any time without penalty, in cash or by the transfer of the 998,100 Shares of Beneficial Interest, par value $0.10 per share, of American Industrial Properties REIT, which were purchased as of the date hereof by Maker from Richard M. Osborne and his affiliates.

          Interest charges will be calculated on amounts advanced hereunder on the actual number of days said amounts are outstanding on the basis of a 365 or 366 day year as the case may be. It is the intention of Maker and Lender to conform strictly to the usury laws in force in the State of Texas and the United States of America. It is therefore agreed that (i) in the event that the maturity hereof is accelerated by reason of a demand by Lender, or if the same is prepaid prior to maturity, all unearned interest shall be canceled automatically, or if theretofore paid, shall be credited on the unpaid principal amount of this Note, or if the principal amount of this Note has been paid, refunded to Maker, (ii) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall never exceed the maximum amount of interest, or produce a rate in excess of the maximum rate of interest that Lender may charge Maker under applicable law and in regard to which Maker may not successfully assert the claim or defense of usury, and (iii) if any excess interest is provided for, it shall be deemed a mistake and the same shall either be refunded to Maker or credited on the unpaid principal amount hereof, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowed by applicable law. All sums paid or agreed to be paid to the holder or holders hereof for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the full extent permitted by applicable law, be amortized, prorated, allocated and spread through the full term of this Note.

           In the event Maker fails to pay this Note when due, whether by demand or passage of time, and it is placed in the hands of an attorney for collection, or is collected through probate, bankruptcy or other proceedings, Maker promises to pay all amounts incurred by Lender for court costs and attorneys' fees in connection therewith.

           Maker waives grace, notice, demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intention to accelerate, notice of acceleration of the indebtedness due hereunder and all other notice, filing of suit and diligence in collecting this Note, and the enforcing of any of the security rights of Lender, and consent and agree that the time of payment hereof may be extended without notice at any time and from time to time, and for periods of time, whether or not for a term or terms in excess of the original term hereof, without notice or consideration to, or consent from, any of them. Time is of the essence hereof.

           This Note shall be governed by and construed in accordance with the laws of the State of Texas (without giving effect to the conflict of laws principles thereof).

          EXECUTED to be effective the day and year first written above.


                        AMERICAN  INDUSTRIAL  PROPERTIES  REIT, INC.

                         By:     /s/
                         Name:   Charles W. Wolcott
                         Title:  President

           American Industrial Properties REIT, a Texas real estate investment trust (the "Guarantor"), which is the sole shareholder of Maker, hereby unconditionally guarantees to Lender, irrespective of the validity and enforceability of the Note or a Share Purchase Agreement to be entered into among Guarantor and Lender (the "Agreement"), or the obligations of Maker hereunder or thereunder, that the principal and interest on the Note shall be promptly paid in full when due, whether at maturity, by acceleration, redemption, demand or otherwise, and interest on the overdue principal and interest on the Note, if any, if lawful, and all other obligations of Maker to Lender hereunder and under the Agreement shall be promptly paid in full or performed, all in accordance with the terms hereof or thereof. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, Guarantor shall be obligated to pay the same immediately and the obligations of Maker to repay principal and interest on the Note shall, at the option of Lender, be satisfied either in cash or in Shares of Beneficial Interest, par value $.10 per share, of Guarantor at a price of $1.50 per share.

                              AMERICAN INDUSTRIAL PROPERTIES REIT

                              By:     /s/
                              Name:   Charles W. Wolcott
                           Title: President and Chief Executive Officer